RAM Holdings Ltd. Announces Commutation of $7.4 Billion Par Ambac Portfolio

HAMILTON, Bermuda, April 8, 2009 (BUSINESS WIRE) -- RAM Holdings Ltd. (NASDAQ:RAMR) (RAM) today announced that its operating subsidiary, RAM Reinsurance Company Ltd. (“RAM Re”), has entered into a Commutation Agreement, dated April 7, 2009, to commute its entire $7.4 billion portfolio of business assumed from Ambac Assurance Corporation and affiliate (“Ambac”) effective upon receipt by Ambac of a commutation payment of $97 million and claims payments of $1.3 million. The $7.4 billion portfolio consists of $4.95 billion of public finance par outstanding and $2.45 billion of structured finance par outstanding, including $507.3 million of U.S. RMBS transactions. This commutation will be effective in, and reflected in our results for, the second quarter of 2009.

RAM will update its insured portfolio disclosure on its website at www.ramre.bm, under Investor Information/Exposure Info and Updates, to show the effect of the Ambac commutation on RAM’s insured portfolio on a pro forma basis as of December 31, 2008.

Forward-Looking Statements

This release contains statements that may be considered “forward-looking statements.” These statements are based on current expectations and the current views of the economic and operating environment and are not guarantees of future performance. A number of risks and uncertainties, including economic competitive conditions, could cause actual results to differ materially from those projected in forward-looking statements. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) our ability to execute our business strategy including new business lines; (ii) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors; (iii) decreased demand for our reinsurance products; (iv) the loss of significant customers with whom we have a concentration of our reinsurance in force; (v) legislative and regulatory developments; (vi) changes in regulation or tax laws applicable to us or our customers; (vii) a downgrade in financial strength ratings of RAM Re by Standard & Poor’s; (viii) more severe losses or more frequent losses associated with our products; (ix) losses on credit derivatives; (x) changes in our accounting policies and procedures that impact the Company’s reported financial results; and (xi) other risks and uncertainties that have not been identified at this time. The Company undertakes no obligation to revise or update any forward-looking statement to reflect changes in conditions, events, or expectations, except as required by law.

Contact:

RAM Holdings Ltd., Hamilton
Victoria Guest, 441-298-2116
vguest@ramre.bm

RAM Holdings Ltd., Hamilton
Ted Gilpin, 441-298-2107
tgilpin@ramre.bm